UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange of 1934

Date of Report (Date of earliest event reported): May 31, 2016 (May 25, 2016)

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY 10105 212-479-3160
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 25, 2016, the stockholders of New Media Investment Group Inc. (the “Company”) voted on the matters described below.

1.	The Company’s stockholders elected two Class II directors of the Company, which constitutes all the directors of such class. The number of shares that: (i) voted for the election of each director; (ii) withheld authority to vote for each director; and (iii) represent broker non-votes with respect to each director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Theodore P. Janulis	31,080,518	474,272	9,100,771
Michael E. Reed	30,418,319	1,136,471	9,100,771

2.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2016. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions
40,526,397	77,562	51,602

3.	The Company’s stockholders voted to approve, on an advisory basis, on the Company’s executive compensation. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes*
30,435,419	1,009,111	110,260	9,100,771

* Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as the advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer

Date: May 31, 2016